EXHIBIT 10.5

ESCROW AGREEMENT

ESCROW AGREEMENT, dated October 2, 2012, between the entities listed as Lender on the signature page hereof (individually, a “Lender” and together, the “Lenders”) Tengion, Inc. (the “Borrower”) and Ballard Spahr LLP, as escrow agent (the “Escrow Agent”).

WHEREAS:

1.  The Lenders and the Borrower have entered into a Facility Agreement (the “Facility Agreement”) dated the date hereof pursuant to which the Lenders have agreed to lend $15,005,251.13 to the Borrower; and

2.  Each Lender has agreed in the Facility Agreement to deposit on the date hereof its Escrow Amount (as such terms is defined in the Facility Agreement) into the Escrow Agent’s non-interest bearing escrow account (the “Escrow Account”);

3.   The aggregate Escrow Amount to be so deposited is $1 million;

4.  Each Lender has agreed to promptly instruct the Escrow Agent to transfer to an account designated by the Borrower (the “Borrower Account”), its Escrow Amount if such Lender determines, in the exercise of its sole discretion and in consultation with the Borrower that the Milestones have been achieved;

5.   As used herein, Milestones mean (a) the patient implants in the Phase 1 trial of The Neo-Urinary Conduit have been successfully completed and (b) the analysis of the in-life data from the GLP studies for the Neo-Kidney Augment demonstrates that continued development is warranted;

6.   Each Lender has agreed that if the Milestones have not been achieved by March 1, 2013, the Required Lenders will direct the Escrow Agent from time-to-time to transfer to the Borrower Account such portion of the Escrow Amount as the Borrower and the Required Lenders have agreed is required for the orderly disposition of the Borrower’s assets.  As used herein, Required Lenders means Lenders of at least 40% of the aggregate principal amount of the Notes, including Celgene Corporation, if it is a Lender at that time, RA Capital Healthcare Fund LP, if it is a Lender at that time and at least one of Deerfield Special Situations Fund, L.P. or Deerfield Special Situations International Master Fund, L.P., if either of such entities is a Lender at that time.

NOW, THEREFORE, it is hereby agreed as follows:

1.           Escrow Amount.  On the date hereof, (i) each Lender shall deposit its Escrow Amount into the Escrow Account  pursuant to the wire instructions attached as Exhibit 1, and (ii) such Lender shall provide the Escrow Agent with a Form W-9.  The Escrow Agent shall disburse such Escrow Amount to the Borrower Account only upon the receipt by the Escrow Agent of a written instrument of direction to do so signed by the Required Lenders.

2.           Escrow Account Obligations.  The Escrow Agent may act or refrain from acting in respect of any matter arising in connection with the administration of the Escrow Account, shall be protected in acting upon any notice, certificate or other communication, not only as to the due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained, which it shall in good faith reasonably believe to be valid and to have been signed or presented by a proper person or persons.  The Escrow Agent shall have no liability or responsibility hereunder for any act or omission to act except for its own gross negligence or willful misconduct.  The Escrow Agent may, at any time, upon notice to a Lender, for any reason whatsoever, deposit such Lender’s Escrow Amount with any court of competent jurisdiction pending the final determination of any dispute relating to such Lender’s Escrow Amount.

3.           Fees and Costs.  The Borrower shall pay the Escrow Agent its fee and  reasonable costs it incurs in performing its services under this Agreement.

4.           Limitation of Escrow Agent Duties.  The Escrow Agent’s duties and responsibilities shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not be subject to, nor obliged to recognize, any agreement between, or direction or instruction of the Borrower or any Lender, or any of their respective directors, officers, equity holders or employees, unless reference thereto is made herein; provided, however, that with the Escrow Agent’s written consent, this Agreement may be amended at any time or times by an instrument in writing signed by the Borrower and the Lenders.

5.           Escrow Agent Reliance.  If any Escrow Amount is at any time attached, garnished or levied upon under any court order, or in case the  transfer of any Escrow Amount shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting such Escrow Amount or any part thereof, then in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, judgment or decree, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any Lender or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

6.           Escrow Agent Resignation.  The Escrow Agent may resign at any time upon 5 business days prior written notice to each Lender and the Borrower.  If the Escrow Agent resigns, its only duty shall be to deposit the funds in the Escrow Account with a successor escrow agent designated by the Borrower and each Lender.  If no such designation is received by the Escrow Agent within 5 days after giving such notice, the Escrow Agent may appoint a successor escrow agent, which shall be a nationally recognized bank or financial institution of its choosing, and to send any such funds to such successor escrow agent.  Each Lender covenants to provide such documentation as may be required by such successor escrow agent so that such successor escrow agent may comply with the "know your customer" requirement of the USA Patriot Act.

7.           Notices.  All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered United States mail, return receipt requested or, (iii) when sent by telecopy or e-mail, if confirmed as received that day by the receiving party (provided that the original of such notice or communication is sent that day by a means specified in clause (i) or (ii)).  For all purposes hereof (a) any notice mailed by the Escrow Agent shall be effective at the time it is deposited by the Escrow Agent in the United States mail, whether or not it is actually received, and (b) any notice mailed to the Escrow Agent shall not be effective until actually received by the Escrow Agent.

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Communications hereunder shall be sent as follows:

To the Borrower and the Lenders: as set forth in Section 6.1 of the Facility Agreement:
To the Escrow Agent:
Ballard Spahr LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103 Telephone: (215) 665-8500 Facsimile: (215) 864-8999 Attention: Robert C. Gerlach, Esq.

8.           Indemnification.  The Lenders and the Borrower, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any and all loss, damage, claims, liabilities, judgments and other costs and expenses of every kind and nature (“Losses”) which may be incurred by the Escrow Agent by reason of its acceptance of, and its performance under, this Agreement, including, without limitation, reasonable attorneys’ fees, except to the extent the Losses arise from the gross negligence or willful misconduct of the Escrow Agent.

9.           Escrow Agent Release.  The Escrow Agent automatically shall be released from all responsibility and liability under this Agreement upon its delivery or deposit of the entire amount of each Escrow Amount in accordance with the provisions of this Agreement.

10.           Entire Agreement.  This Escrow Agreement constitutes the entire understanding among the parties as to the subject matter hereof and no waiver or modification of the terms hereof shall be valid unless in a writing signed by the Lenders, the Borrower and the Escrow Agent.

11.           Governing Law.  This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in such States.

12.           Binding Agreement.  This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

13.           Counterparts.  This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

TENGION, INC.
By: /s/ A. Brian Davis
Name: A. Brian Davis
Title: Chief Financial Officer and VP, Finance

Ballard Spahr, LLP
By: /s/ Robert C. Gerlach
Name: Robert C. Gerlach
Title: Partner

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

Bay City Capital Fund V, L.P. By: Bay City Capital Management V LLC, its General Partner By: Bay City Capital LLC, its Manager By: /s/ Carl Goldfischer, MD
Name: Carl Goldfischer, MD
Title: Managing and Managing Director

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

Bay City Capital Fund V Co-Investment Fund, L.P. By: Bay City Capital Management V LLC, its General Partner By: Bay City Capital LLC, its Manager
By: /s/ Carl Goldfischer, MD
Name: Carl Goldfischer, MD
Title: Managing and Managing Director

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

Celgene Corporation
By: /s/ G.S. Golumbeski
Name: G.S. Golumbeski
Title: SVP Business Development

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

DAFNA Lifescience LTD
By: /s/ Nathan Fiscltel
Name: Nathan Fiscltel
Title: Managing Member

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

DAFNA Lifescience Market Neutral LTD
By: /s/ Nathan Fiscltel
Name: Nathan Fiscltel
Title: Managing Member

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

DAFNA Lifescience Select LTD
By: /s/ Nathan Fiscltel
Name: Nathan Fiscltel
Title: Managing Member

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

Deerfield Special Situations Fund, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital LLC, General Partner
By:/s/ James E. Flynn
Name: James E. Flynn
Title: President

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

Deerfield Special Situations International Master Fund, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital LLC, General Partner
By:/s/ James E. Flynn
Name: James E. Flynn
Title: President

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

HealthCap IV KB By: HealthCap IV GP AB
By: /s/ Anhi Forsberg and Bjorn Odlander
Name: Anhi Forsberg and Bjorn Odlander
Title: Partners

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

HealthCap IV LP By: HealthCap IV GP SA
By: /s/ Peder Fredrikson
Name: Peder Fredrikson
Title: President

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

HealthCap IV Bis LP By: HealthCap IV GP SA
By:/s/ Peder Fredrikson
Name: Peder Fredrikson
Title: President

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

OFCO Club IV By: Odlander, Fredrikson & Co AB, on behalf of all members
By:/s/ Anhi Forsberg and Bjorn Odlander
Name: Anhi Forsberg and Bjorn Odlander
Title: Directors

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

RA Capital Healthcare Fund, LP By: Odlander, Fredrikson & Co AB, on behalf of all members
By:/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

Blackwell Partners, LLC By: /s/ Geoffrey D. Keegan
Name: Geoffrey D. Keegan
Title: Investment Manager, DUMAC, Inc. Authorized Agent

By: /s/ David R. Shumate
Name: David R. Shumate
Title: Executive Vice President, DUMAC, Inc. Authorized Agent